UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2007

CHAMPIONS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Wilson Blvd.
Suite 102-316
Arlington, VA	22201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 526-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

       On May 18, 2007, the Registrant entered into an Agreement and Plan of Merger under which Biomerk, Inc. merged with the Registrant’s wholly-owned subsidiary in a reverse triangular merger and became a wholly-owned subsidiary of the Registrant. Biomerk, Inc. is a private company that is focused on generating a novel preclinical platform of human cancer tumor immune-deficient mice xenografts (Biomerk Tumorgrafts™). Biomerk, Inc. has several patent applications relating to xenograft models used for identifying potentially active chemotherapeutic agents. The Registrant issued 4,000,000 shares of its common stock to acquire Biomerk, Inc.

       The preceding summary is qualified in its entirety by reference to the Agreement and Plan of Merger which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

       On May 18, 2007, the Registrant issued an aggregate of 4,000,000 restricted shares of common stock to two accredited individuals to acquire Biomerk, Inc. pursuant to an Agreement and Plan of Merger dated May 18, 2007, referenced above. The Registrant issued the shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

Item 8.01. Other Events

       On May 21, 2007, the Registrant issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, in connection with the transaction described in the disclosure made under Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Agreement and Plan of Merger dated May 18, 2007 between Champions Biotechnology, Inc. and Biomerk, Inc.
99.1	Press release, dated May 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2007	CHAMPIONS SPORTS, INC.

	By:	/s/ James Martell
James Martell
President and Chief Executive Officer